Exhibit 10.18

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of November 18, 2003, by and among eUniverse, Inc., a Delaware corporation (the “Company”), and the prospective investor whose name appears on the signature page attached hereto (a “Purchaser” and collectively with other signatories of agreements substantially identical to this Agreement, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to Purchaser and Purchaser desires to purchase from the Company the number of shares of the Company’s Common Stock set forth on the signature page hereto (collectively, the “Shares”), at a price of $1.50 per share, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby.

NOW, THEREFORE, in consideration of the conditions and promises herein contained, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Sale and Issuance of Common Stock.

1.1 Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance (the “Issuance”) to Purchaser of the Shares. At the Closing (as defined in Section 2.1), the Company shall sell to Purchaser, and Purchaser shall purchase from the Company, the number of Shares set forth on the signature page hereto at a purchase price of $1.50 per share, subject to the terms and conditions of this Agreement and the Registration Rights Agreement.

Section 2. The Closing; the Escrow Agent.

2.1 The closing of the Issuance to Purchasers (the “Closing”) shall take place at a time jointly determined by the Company and Purchaser. If the closing has not taken place on or before November 15, 2003, the Escrow Agent will return the Purchase Prices received from the various Purchasers.

2.2 At the Closing, the Company shall (i) instruct the Company’s Transfer Agent to immediately issue stock certificates representing the number of Shares purchased by Purchaser and (ii) deliver a duly executed Registration Rights Agreement (as defined in Section 7 of this Agreement), against receipt by the Escrow Agent (as defined in Section 4.4 of this Agreement) of a certified bank check(s) or wire transfer(s) in an aggregate amount equal to the purchase price therefor as set forth on the signature page hereto (the “Purchase Price”) and the Agreement and the Registration Rights Agreement executed by each of the Purchasers.

2.3 Escrow Agent.

Purchaser understands that Fulbright & Jaworski, L.L.P., solely as an accommodation to the Company and Purchasers, has agreed to serve as the escrow agent (the “Escrow Agent”) for the transactions contemplated by this Agreement. The Escrow Agent is concurrently acting as the Company’s legal counsel and that certain fees and expenses owed by the Company to the Escrow Agent may be paid by the Company out of the escrowed amounts, including fees incurred in connection with the transactions contemplated hereby. Purchaser agrees and acknowledges that the duties of the Escrow Agent are only ministerial in nature, and the Escrow Agent shall incur no liability and shall not be liable to any Purchaser, the Company or anyone else unless the Escrow Agent is finally judicially determined to have acted in bad faith. The Escrow Agent is hereby instructed to receive (i) the purchase price of the investment to be deposited by Purchaser at the Closing and held in an attorney trust account designated by the Escrow Agent; and (ii) receive original or copies of signature pages of this Agreement and the other Financing Documents. At the Closing, the Escrow Agent shall (x) release the deposited funds along with original or copies of the signature pages to this Agreement and the other Financing Documents to the Company; and (y) shall release the copies of the signature pages to this Agreement and the other Financing Documents to Purchaser. Purchaser and the Company acknowledge and agree that Escrow Agent will be using it’s firm trust account as the escrow account and that no interest on amounts held in escrow will be paid to any Purchaser or the Company under any circumstances, regardless of the amount of time such funds are held. Purchasers and the Company jointly and severally agree to indemnify and hold harmless the Escrow Agent from any and all fees, costs, expenses, damages, judgments, amounts paid in settlement, and any other liability incurred by Escrow Agent in connection with, relating to or arising from it’s performance as Escrow Agent hereunder.

Escrow Agent will not release the funds of any Purchaser to the Company until Escrow Agent receives written authorization (which may be by e-mail) from such Purchaser to do so. By executing this Agreement, Purchaser and the Company are hereby irrevocably authorizing and instructing the Escrow Agent to return each Purchaser’s Purchase Price to such Purchaser if the Closing has not occurred on or prior to November 15, 2003. The Escrow Agent is entitled to rely on the accuracy, act in reliance upon the contents and assume the genuineness of any instructions received by it from the Company or any Purchaser.

In the event of dispute regarding any instructions the Escrow Agent may receive hereunder, Escrow Agent is under no obligation to bring an action or proceeding in court with respect to any escrowed amounts, but may continue to hold the escrowed amounts or return them to Purchasers at any time after November 15, 2003. Escrow Agent has no responsibilities or obligations as Escrow Agent, except as set forth in this Section 2.3. Escrow Agent is a third party beneficiary under this Agreement.

Section 3. Representations and Warranties of the Company.

The Company hereby represents and warrants to Purchaser to the best of its knowledge as follows:

3.1 Organization and Qualification.

The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Financing Document (as defined hereafter), (ii) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Financing Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

3.2 Authorization of Agreement, Enforcement.

The execution, delivery and performance by the Company of this Agreement and each other document or instrument contemplated hereby or thereby (collectively, the “Financing Documents”) have been duly authorized by all requisite corporate action by the Company; and this Agreement and each other Financing Document have been duly executed and delivered by the Company. Each of the Financing Documents, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Company nor any subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents except where such violation could not, individually or in the aggregate, constitute a Material Adverse Effect.

Section 4. Representations and Warranties of Purchaser.

Purchaser hereby represents and warrants to the Company as follows:

4.1 Authorization of the Documents.

Such Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver and perform the Financing Documents and the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Financing Documents has been duly authorized by all requisite action by such Purchaser and each such Financing Document, when executed and delivered by such Purchaser, constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2 Accredited Investor; Investment Representations.

Such Purchaser represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. Such Purchaser understands that the Shares and any Additional Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in this Agreement, including, without limitation, that such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. Such Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares and any Additional Shares to be purchased by it under this Agreement.

4.3 Purchaser Bears Economic Risk.

Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment until the Shares and any Additional Shares are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available.

4.4 Acquisition For Own Account.

Such Purchaser is acquiring the Shares and any Additional Shares for its own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

4.5 Purchaser Can Protect Its Interest.

Such Purchaser represents that by reason of its, or of its management’s, business and financial experience, such Purchaser has the capacity to evaluate the merits and risks of its investment in the Shares and any Additional Shares and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Financing Documents. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Financing Documents.

4.7 U.S.A. Patriot Act Representations

Such Purchaser hereby represents and warrants that Purchaser is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Purchaser has complied with all applicable U.S. laws, regulations, directives, and executive orders imposing economic sanctions, embargoes, export controls or anti-money laundering requirements, including but not limited to the following laws: (1) the International Emergency Economic Powers Act, 50 U.S.C. 1701-1706; (2) the National Emergencies Act, 50 U.S.C. 1601-1651; (3) section 5 of the United Nations Participation Act of 1945, 22 U.S.C. 287c; (4) Section 321 of the Antiterrorism

Act, 18 U.S.C. 2332d; (5) the Export Administration Act of 1979, as amended, 50 U.S.C. app. 2401-2420; (6) the Trading with the Enemy Act, 50 U.S.C. app. 1 et seq.; (7) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (8) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

4.8 Restricted Stock.

Such Purchaser understands and acknowledges that the Shares and any Additional Shares are not, and when issued will not be, registered with the Securities and Exchange Commission. Further, such Purchaser understands and acknowledges that the certificates representing the Shares and any Additional Shares, when issued, shall bear a restrictive legend.

Section 5. Brokers and Finders.

The Company shall not be obligated to pay any commission, brokerage fee or finder’s fee based on any alleged agreement or understanding between Purchaser and a third person in respect of the transactions contemplated hereby. Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such Purchaser and such third person, whether express or implied from the actions of such Purchaser.

Section 6. Indemnification.

Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees and agents and hold them harmless from and against any and all liability, loss, damage, cost or expense, including costs and reasonable attorneys’ fees, incurred on account of or arising from:

(i) Any breach of or inaccuracy in such Purchaser’s representations, warranties or agreements herein or in any other Financing Document; and

(ii) Any action, suit or proceeding based on a claim that any of such Purchaser’s representations and warranties herein or in any other Financing Document were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any officer, director, employee or agent of the Company under the Securities Act.

Section 7. Registration Rights Agreement

Purchaser shall have the registration rights and obligations set forth in that certain Registration Rights Agreement the form of which is attached hereto as Exhibit A.

Section 8. Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Company, Purchaser and their respective successors and assigns.

Section 9. Entire Agreement.

This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto, including without limitation those certain Common Stock Purchase Agreements and Registration Rights Agreements executed by Purchasers on or about October 16, 2003 (collectively, the “Former Agreements”). The Former Agreements are hereby terminated and superseded in their entirety by this Agreement and the Registration Rights Agreement entered into in connection herewith and any claims arising thereunder or in connection therewith are hereby waived and released.

Section 10. Notices.

All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:

eUniverse, Inc.

6060 Center Drive

Suite 300

Los Angeles, CA 90045

Attention: Chris Lipp

with a copy to:

Fulbright & Jaworski, L.L.P.

865 S. Figueroa St., 29th Fl.

Los Angeles, CA 90017

Telecopier: (213) 892-9200

Attention: J. Keith Biancamano, Esq.

if to Purchaser, to:

the address of such Purchaser set forth on the signature page hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section 10. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 11. Amendments.

This Agreement is one of a number of substantially identical Common Stock Purchase Agreements executed by the Purchasers and may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of each Purchaser affected by such modification, amendment or waiver.

Section 12. Governing Law; Waiver of Jury Trial.

All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE

BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

Section 13. Submission to Jurisdiction.

Any legal action or proceeding with respect to this Agreement or the other Financing Documents may be brought in the courts of the State of California and the United States of America located in the City of Los Angeles, California, U.S.A. and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

Section 14. Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15. Independence of Agreements, Covenants, Representations and Warranties.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibit and any schedules attached hereto are hereby made part of this Agreement in all respects. The representations and warranties made by each party hereto shall survive for one year after the date hereof.

Section 16. Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

Section 17. Headings.

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 18. Expenses.

Each Purchaser shall pay such Purchaser’s own fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Financing Documents.

Section 19. Preparation of Agreement.

The Company prepared this Agreement and the other Financing Documents solely on its behalf. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

Section 20. No Proxy Contests.

In consideration of being permitted to purchase the Shares hereunder and for other good and valuable consideration, Purchaser, for itself and its affiliates, agrees that, for a period of two years from the date hereof, Purchaser shall not and shall cause its affiliates not to, without the prior written consent of the Board of Directors of the Company (i) make, or in any way participate in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, including without limitation by granting a proxy to any person or entity (other than the Company), who is soliciting proxies, (ii) seek to advise or influence any person to vote in accordance with any person or entity (other than the Company) so soliciting proxies or to grant any such person or entity a proxy or (iii) disclose any intention, plan or arrangement inconsistent with the foregoing. The covenant in clause (i) shall apply to all shares of capital stock of the Company owned by the Purchaser, beneficially or of record, or with respect to which Purchaser has the power to vote. For purposes of this Agreement, “affiliate” of any person or entity shall mean any other person or entity that directly or indirectly, controls, is controlled by or is under common control with the such person or entity, including without limitation, any officer, director, partner, principal, holder of 10% or more of the equity interests in and corporate parent or subsidiary. “Control” for purposes hereof shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

* * * * *

IN WITNESS WHEREOF, each of the undersigned has duly executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY: EUNIVERSE, INC.

By:
Name: Title:
PURCHASER:

Name of Purchaser if not an individual

By:
Name: Title:

By:
Name (if an individual):

PURCHASER’S ADDRESS

COPY TO (If desired by Purchaser)

Number of Shares Subscribed For:

Aggregate Purchase Price of Shares Subscribed For: